Exhibit 99.1


                           Joint Filing Agreement


      The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Class A Common Stock of Wit Capital Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d1-(k) under the Securities Exchange Act of 1934, as amended.


 Dated: May 25, 2000


 /s/ Russell D. Crabs
 -----------------------------
 Mr. Russell D. Crabs


 /s/ Andrew D. Klein
 -----------------------------
 Mr. Andrew D. Klein


 /s/ Robert H. Lessin
 -----------------------------
 Mr. Robert H. Lessin


 /s/ Ronald Readmond
 -----------------------------
 Mr. Ronald Readmond


 /s/ Mark Loehr
 -----------------------------
 Mr. Mark Loehr


 CAPITAL Z FINANCIAL SERVICES
 FUND II, L.P., a Bermuda limited partnership

      By:  Capital Z Partners, L.P., its General Partner

      By:  Capital Z Partners, Ltd., its General Partner

           By: David A. Spuria
               ----------------------------
               Name:  David A. Spuria
               Title: General Counsel

 CAPITAL Z PARTNERS, L.P.,
 a Bermuda limited partnership

      By:  Capital Z Partners, Ltd., its General Partner

           By: David A. Spuria
               ----------------------------
               Name:  David A. Spuria
               Title: General Counsel


 CAPITAL Z PARTNERS, LTD.,
 a Bermuda corporation

            By: David A. Spuria
                ----------------------------
                Name:  David A. Spuria
                Title: General Counsel


 CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P., a Bermuda limited partnership

      By:  Capital Z Partners, L.P., its General Partner

      By:  Capital Z Partners, Ltd., its General Partner

           By: David A. Spuria
               ----------------------------------
               Name:  David A. Spuria
               Title: General Counsel